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                                                                   EXHIBIT 10.23

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          EDGE TECHNOLOGY GROUP, INC.,

                          VISIONARY ACQUISITION CORP.,

                            THE VISIONARY GROUP, INC.

                                       AND

                        THE VISIONARY GROUP SHAREHOLDERS

                               as of April 8, 2002


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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of April 8, 2002, among Edge Technology Group, Inc., a Delaware corporation ("Edge"), Visionary Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Edge ("Acquisition Corp"), The Visionary Group, Inc., a Texas corporation ("Visionary"), and Peter Gurian and Lindsay L. Purvis (collectively,
              ---------
the "Visionary Shareholders").
     ----------------------

                                    RECITALS

     A. The parties intend that, subject to the terms and conditions hereinafter set forth, Acquisition Corp will merge with and into Visionary (the "Merger").
                                                                     ------
Visionary will be the surviving corporation (the "Surviving Corporation") and
                                                  ---------------------
will become a wholly owned subsidiary of Edge. The merger will occur pursuant to a Plan of Merger substantially in the form of Exhibit A (the "Plan of Merger")
                                              ---------       --------------
and the applicable provisions of the laws of the State of Texas. Upon the Merger, all outstanding Common Stock of Visionary will be converted into cash, and all outstanding Common Stock of Acquisition Corp will be converted into Common Stock of Visionary, in each case in the manner and on the basis determined herein and as provided in the Plan of Merger.

     B. Concurrently with the execution and delivery of this Agreement, the Visionary Shareholders are executing and delivering to Visionary's Secretary their unanimous written consents, as all of Visionary's shareholders, to the Merger, this Agreement, the Plan of Merger and the transactions provided for herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements of Edge, Visionary, the Visionary Shareholders and Acquisition Corp contained herein, the parties agree as follows:

                                    ARTICLE I
                                 PLAN OF MERGER

     1.01 The Merger. The Plan of Merger will be filed with the Office of the
          ----------
Secretary of State of the State of Texas as soon as practicable after the "Closing" (as defined in Section 5.01, below). The Merger shall be effective upon the filing of the Plan of Merger with the State of Texas (the "Effective Time"). Subject to the terms and conditions of this Agreement and the Plan of Merger, Acquisition Corp will be merged with and into Visionary pursuant to the Plan of Merger and in accordance with applicable provisions of the laws of the State of Texas as follows:

          (a) Merger Consideration. In exchange for all of the issued and
              --------------------
     outstanding common stock of Visionary (the "Visionary Common Stock"), Edge shall deliver, in the aggregate, $910,000 (the "Merger Consideration") payable as follows (i) to Comerica Bank an amount equal to the unpaid principal and interest due and payable as of the Closing Date under that certain loan agreement with Visionary (the "Comerica Payment") and (ii) to the Visionary Shareholders an amount in cash equal to the difference between the Merger Consideration and the Comerica Payment, with an additional amount (the "Earnout Commission") to be paid to the Visionary Shareholders in an amount not to

AGREEMENT AND PLAN OF MERGER - Page 1

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     exceed, in the aggregate, $500,000, only upon the satisfaction of the terms and conditions set forth in Section 1.06, below.

          (b) Conversion of Shares. The shares of Visionary Common Stock, $1.00
              --------------------
     par value per share (the "Visionary Common Stock"), that are issued and
                               ----------------------
     outstanding immediately prior to the Effective Time will by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the right to receive the Merger Consideration, subject to all terms and conditions of this Agreement, including, without limitation, the provisions for withholding a portion of the Merger Consideration as provided in Section 1.03, below.

          (c) Visionary Treasury Stock. All shares of Visionary Common Stock
              ------------------------
     that are held by Visionary as treasury stock, if any, shall be canceled and retired and no Merger Consideration shall be delivered or paid in exchange therefor.

     1.02 Visionary Options. All rights to acquire capital stock of Visionary
          -----------------
(whether in the form of options, warrants, or rights to convert securities) shall, prior to the Closing Date, be exercised or terminated, such that upon the payment of the Merger Consideration, Edge will hold 100% of the capital stock of Visionary and no rights or options to purchase or receive any shares of Visionary's capital stock shall be outstanding.

     1.03 Withheld Merger Consideration. At the Closing, Edge shall retain
          -----------------------------
$100,000 of the Merger Consideration (the "Withheld Merger Consideration").

          (a) Edge may deduct from the Withheld Merger Consideration any of the following amounts after delivery of a notice to the Visionary Shareholders and the accompanying documentation to evidence such deduction (each an "Adjustment Amount"); provided, however, that no deduction shall me made
                           --------  -------
     until ten (10) days have passed from the date the notice of an Adjustment Amount has been provided to the Visionary Shareholders or if, within such notice period the Visionary Shareholders have cured the event which would otherwise result in the need for Edge to make such Adjustment Amount:

               (i) Any Visionary Pre-Closing Date Tax Obligations, as defined in Section 2.08(b), that remain unpaid as of the Closing Date;

               (ii) Any amounts of Collectible A/R Deficiency, as defined in
                    Section 2.27;

               (iii) The amount of any indebtedness for borrowed money of
                    Visionary existing on its balance sheet as of the Closing Date in excess of $220,000; and

               (iv) The amount of any Trade Payables, as defined in Section
                    2.31, which is in excess of 30 days past due,.


AGREEMENT AND PLAN OF MERGER - Page 2

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          (b) In addition to any Adjustment Amounts set forth above, Edge shall also have the right to deduct amounts from the Withheld Merger Consideration for any Claims, pursuant to the indemnification procedures set forth in Section 6.02.

          (c) Edge shall provide an aggregate accounting of any previous Adjustment Amounts and release any remaining amounts of Withheld Merger Consideration to the Visionary Shareholders upon the later to occur of either:

              (i)  Twelve months and one day from the Effective Date; or

              (ii) The date there are no current, pending or threatened Claims for indemnification under Section 6.02,

          (d) The deductions against the Withheld Merger Consideration set forth in this Section 1.03 shall not be deemed to be Edge's exclusive remedy for any breach by Visionary or any Visionary Shareholder of any term, condition, provision, or obligation hereunder.

     1.04 Effects of the Merger. At the Effective Time:
          ---------------------

          (a) The separate existence of Acquisition Corp will cease and Acquisition Corp will be merged with and into Visionary and Visionary will be the surviving corporation pursuant to the terms of the Plan of Merger,

          (b) The Articles of Incorporation and Bylaws of Acquisition Corp will become the Articles of Incorporation and Bylaws of the Surviving Corporation,

          (c) Each share of Acquisition Corp Common Stock outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of the Surviving Corporation,

          (d) The composition of the Board of Directors of the Surviving Corporation shall be as set forth in Annex 1 to Exhibit A, and
                                          -------    ---------

          (e) The officers of the Surviving Corporation shall be the persons set forth in Annex 1 to Exhibit A; and
              ------- ---------

          (f) The Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

     1.05. Further Assurances. Visionary agrees that if, at any time after the
           ------------------
Effective Time, Edge considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of Visionary, Edge and any of its officers are hereby authorized by Visionary to execute and deliver all such proper deeds, assignments and assurances and do all other things reasonably necessary or desirable to vest, perfect or confirm title to such property or rights in the


AGREEMENT AND PLAN OF MERGER - Page 3

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Surviving Corporation and otherwise to carry out the purposes of this Agreement, in the name of Visionary or otherwise.

     1.06 Earnout Commissions.
          -------------------

          (a) In the event that the Surviving Corporation's "Gross Revenue" (as defined below) during the calendar year 2002 (the "Earnout Period") equals to or exceeds Visionary's Gross Revenue for calendar year 2001 as reflected in the audited financial statements previously delivered to Edge, then Edge shall make an earnout payment (i) in the amount of $250,000 to the Visionary Shareholders with (ii) an additional payment in the amount of $62,500 for each $250,000 of the Surviving Corporation's Gross Revenue in excess of Visionary's Gross Revenue for calendar year 2001, up to a total aggregate amount of earnout payments under (i) and (ii) above of no more than $500,000 (the "Earnout Commission") payable to the Visionary Shareholders as set forth below.

          (b) For purposes of this Agreement, the Surviving Corporation's "Gross Revenue" shall mean an amount equal to the audited gross revenue actually received by the Surviving Corporation during the Earnout Period, calculated in accordance with generally accepted accounting principles.

          (c) Edge shall pay to the Visionary Shareholders an amount in cash equal to the Earnout Commission due, if any, by the later of (i) sixty (60) days following the end of the Earnout Period or (ii) the final determination of the Surviving Corporation's Gross Revenue for the Earnout Period.

          (d) Edge and the Visionary Shareholders agree that any Earnout Commission will not constitute deferred payment for the Visionary Common Stock, but rather shall constitute contingent commissions payable to the Visionary Shareholders. Edge and the Visionary Shareholders will report such treatment (as ordinary income and ordinary deductions) consistently in all federal, state, and local income tax returns filed by any of them.

          (e) As promptly as practicable, but in no event later than thirty (30) days after the end of the Earnout Period, Edge shall deliver to the Visionary Shareholders a preliminary calculation of the Surviving Corporation's Gross Revenue for the Earnout Period.

          (f) Notwithstanding the foregoing, Edge shall be entitled to deduct from Earnout Commission due under the provisions of this Section 1.06, all amounts resulting from any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses relating to or arising out of the Brower Matter, as defined below.

                                   ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF THE VISIONARY SHAREHOLDERS

     Each of the Visionary Shareholders hereby jointly and severally represents and warrants that:


AGREEMENT AND PLAN OF MERGER - Page 4

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     2.01 Organization and Good Standing. Visionary is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Visionary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed in Schedule 2.01, which is each jurisdiction in which
                            -------------
the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on Visionary, its assets, properties or financial condition.

     2.02 Power, Authorization and Validity.
          ---------------------------------

          (a) Visionary has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which Visionary is or will be a party as contemplated by this Agreement (the "Visionary Ancillary Agreements"). The execution,
                             ------------------------------
     delivery and performance of this Agreement and the Visionary Ancillary Agreements have been duly and validly approved by the Visionary Board of Directors and the Visionary Shareholders, as required by applicable law.

          (b) No filing, authorization or approval, governmental or otherwise, is necessary to enable Visionary to enter into, and to perform its obligations under, this Agreement and the Visionary Ancillary Agreements, except for:

              (i) The filing of the Plan of Merger with the Secretary of State of the State of Texas (which filing has been authorized by all necessary corporate approvals), and

              (ii) The Required Consents, as defined in Section 2.05 below (which Required Consents have been obtained).

          (c) This Agreement and the Visionary Ancillary Agreements are, or when executed and delivered by Visionary will be, valid and binding obligations of Visionary, enforceable against Visionary in accordance with their respective terms, except as to the effect, if any, of:

              (i) Applicable bankruptcy and other similar laws affecting the rights of creditors generally;

              (ii) Rules of law governing specific performance, injunctive relief and other equitable remedies; and

              (iii) Any rights to indemnification being limited under
                    applicable securities laws;

     provided, however, that the Visionary Ancillary Agreements will not be
     --------  -------
     effective until the earlier of the date set forth therein or the Effective Time.

     2.03 Capitalization.
          --------------


AGREEMENT AND PLAN OF MERGER - Page 5

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          (a) Authorized/Outstanding Capital Stock. The authorized capital stock
              ------------------------------------
     of Visionary consists of 10,000 shares of Visionary Common Stock, $1.00 par value per share, of which 1,000 shares are issued and outstanding as of the Closing Date, and all of which issued and outstanding shares are held of record and owned by the Visionary Shareholders. Visionary has no authorized or issued shares of Preferred Stock. All issued and outstanding shares of Visionary Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Visionary in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

          (b) Options/Rights. There are no stock appreciation rights, options,
              --------------
     warrants, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of Visionary's authorized but unissued capital stock, there are no options, warrants, conversion privileges or preemptive or other rights or agreements to which Visionary or any Visionary Shareholder is a party involving the purchase or other acquisition of any share of Visionary capital stock, and there is no liability for dividends accrued but unpaid; and there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and State of Texas securities laws) applicable to any of Visionary's outstanding securities.

     2.04 Subsidiaries. Except as disclosed on Schedule 2.04, Visionary does not
          ------------                         -------------
have any subsidiaries or any equity interests, direct or indirect, in any corporation, partnership, joint venture or other business entity.

     2.05 No Violation of Existing Agreements.
          -----------------------------------

          (a) Except as set forth on Schedule 2.05, neither the execution and
                                     -------------
     delivery of this Agreement or any Visionary Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of:

              (i) Any provision of the Articles of Incorporation or Bylaws of Visionary, as currently in effect;

              (ii) Any material instrument or contract to which Visionary is a party or by which Visionary is bound; or

              (iii) Any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to and that would have a material adverse effect on Visionary or its assets or properties.

          (b) The consummation of the Merger by Visionary will not require the consent of any third party and will not have a material adverse effect upon any such rights, licenses, franchises, leases or agreements pursuant to the terms of those agreements, other than as set forth in Schedule 2.05 (the
                                                           -------------
     "Required Consents"), and Visionary has received


AGREEMENT AND PLAN OF MERGER - Page 6

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     all such Required Consents, copies of which have been delivered to Edge prior to the Closing Date.

     2.06 Litigation; Legal Impediments.  Except as set forth in Schedule 2.06:
          -----------------------------                          -------------

          (a) There is no action, proceeding or investigation pending or, to the knowledge of Visionary or the Visionary Shareholders, threatened against Visionary before any court or administrative agency.

          (b) No person, firm, corporation or entity has a claim against Visionary (or a successor in interest to Visionary) based upon:

              (i) Ownership or rights to ownership of any shares of Visionary Common Stock;

              (ii) Any rights as a Visionary securities holder, including, without limitation, any option or other right to acquire any Visionary securities, any preemptive rights or any rights to notice or to vote; or

              (iii) Any rights under any agreement between Visionary and any
                    Visionary securities holder or former Visionary securities holder in such holder's capacity as such.

          (c) There is no order, decree or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance that would prohibit or render illegal the transactions provided for in this Agreement.

          (d) There is no litigation or proceeding pending or threatened that would have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement.

     2.07 Visionary Financial Statements. Visionary has delivered to Edge the
          ------------------------------
financial statements as set forth in Schedule 2.07 (the "Visionary Financial
                                     -------------       -------------------
Statements"). Except for audit adjustments reflected in the audited financial
----------
statements, the Visionary Financial Statements have been prepared on an accrual basis and, in all material respects, are in accordance with generally accepted accounting principles, and fairly and accurately represent the financial condition of Visionary at the respective dates specified therein and the results of operations for the respective periods specified therein. Except as set forth in Schedule 2.07, Visionary has no material debt, liability or obligation of any
   -------------
nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or disclosed in Visionary Financial Statements, except for those that may have been incurred after the issuance of the audited balance sheet of Visionary as of December 31, 2001 (the "Balance
                                                                     -------
Sheet Date") in the ordinary course of its business. The Visionary Financial
----------
Statements reflect all material transactions of the business of Visionary during the periods covered thereby consistent with the basis of accounting historically used by Visionary, and all documentation that is necessary to support such transactions has been made, and after the Closing will be, available to Edge.


AGREEMENT AND PLAN OF MERGER - Page 7

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     2.08 Tax Matters.  Except as disclosed in Schedule 2.08:
          -----------                          -------------

          (a) Returns and Reports.
              -------------------

              (i) All Tax Returns required to be filed with any Taxing Authority in any jurisdiction by or for Visionary on or before the Closing Date have been duly and timely filed, or extensions of time within which to file such Tax Returns have been obtained; and

              (ii) All such Tax Returns are true, correct and complete in all material respects.

          (b) Payment.
              -------

              (i) Visionary has timely paid or has made adequate provision for the payment of all Taxes for which Visionary is or may become liable for payment, insofar as such Taxes are, were or will be due and payable on or prior to the Closing Date;

              (ii) All Tax deficiencies assessed against Visionary as a result of any examination of Tax Returns of Visionary have been paid or are being contested in good faith (collectively, all payment obligations under Section 2.08(b)(i) and (ii) shall be referred to as the "Visionary Pre-Closing Date Tax Obligations"); and

              (iii) Visionary is not the subject of, nor has it been notified that it is the subject of, any investigation, assessment, adjustment, audit or other proceeding proposing any deficiency in respect of any Tax, and to the knowledge of Visionary and the Visionary Shareholders, no investigation, assessment, adjustment, or audit has been threatened.

          (c) Taxes. Visionary has made adequate provisions on the Visionary
              -----
     Financial Statements for all Taxes payable by Visionary for any period for which no Tax Return has yet been filed or for which Tax Returns have been filed but payment of the Tax shown to be due thereon is not yet due. Furthermore, adequate reserves have been maintained to pay such Taxes as they are due.

          (d) Extensions. No agreements, waivers, or other arrangements exist
              ----------
     providing for an extension of time or statutory periods of limitation with respect to payment by, or assessment against, Visionary of any Tax and no request for any such arrangements, waivers, or other agreements have been made; furthermore, no unrevoked power of attorney with respect to any Tax has been executed or filed with the Internal Revenue Service or any other Taxing Authority.

          (e) Proceedings. No suit, actions, claims, or proceedings have been
              -----------
     asserted as of the date hereof against Visionary in respect of any Tax.


AGREEMENT AND PLAN OF MERGER - Page 8

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          (f) Section 341(f) Election. No election under Section 341(f) of the
              -----------------------
     Internal Revenue Code of 1986, as amended (the "Code"), has been or will be filed by or on behalf of Visionary.

          (g) Tax Liens. There are no Tax liens as of the date hereof upon any
              ---------
     of the assets or properties of Visionary except for statutory liens for Taxes not yet due or delinquent.

          (h) Withholding. The amounts of Taxes withheld by or on behalf of
              -----------
     Visionary with respect to all amounts paid to employees of Visionary or creditors or other parties for all periods ending on or before the Closing Date have been proper and accurate in all material respects, and all deposits required with respect to amounts paid to such employees, creditors or other parties have been made in compliance in all material respects with the provisions of all applicable Tax laws.

          (i) Tax Sharing Agreements. Visionary is not party to, nor has any
              ----------------------
     obligations under, any tax sharing or similar agreement or arrangement.

          (j) Records. Visionary has made available for inspection by Edge:
              -------


              (i) Complete and correct copies of all Tax Returns of Visionary that have been required to be filed for taxable periods ending with or within the last five calendar years and for such longer period as Edge has requested in writing not to exceed the period of the relevant statute of limitations;

              (ii) Complete and correct copies of all ruling requests, private letter rulings, revenue agent reports, information document requests and responses thereto, notices of proposed deficiencies, deficiency notices, applications for changes in method of accounting, protests, petitions, closing agreements, settlement agreements and any similar documents submitted by, received by or agreed to by, or on behalf of, Visionary and relating to taxable periods ending with or within the last five calendar years and for such longer period as Edge has requested in writing, not to exceed the period of the relevant statute of limitations; and

              (iii) Copies of all record retention agreements currently in effect between Visionary and any Taxing Authority.

          (k) Accounting Methods.
              ------------------

              (i) Visionary has not agreed to make any adjustment by reason of a change in its accounting method that would affect the taxable income or deductions of Visionary for any period following the Closing Date;


AGREEMENT AND PLAN OF MERGER - Page 9

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              (ii)  Visionary will not be required to include in a taxable period on or after the Closing Date taxable income attributable to income that economically accrued in a taxable period ending on or before the Closing Date, except as a result of its utilization of the cash method of reporting;

              (iii) Visionary is not required to include income in any amount under Section 481 of the Code (or any comparable provisions of state, local or foreign law), by reason of a change in accounting methods or otherwise, as a result of actions taken prior to the Closing Date; and

              (iv) Visionary is and was entitled under the Code to report its taxable income on the cash method of reporting for all taxable years for which the statute of limitations has not expired.

          (l) Transfer Pricing Agreements. There are no transfer pricing
              ---------------------------
     agreements made by Visionary with any Taxing Authority.

          (m) Excess Parachute Payments. Visionary is not a party to any
              -------------------------
     agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (n) Controlled Foreign Corporation. Visionary does not own any
              ------------------------------
     interest in any "controlled foreign corporation" (within the meaning of Section 957 of the Code), "passive foreign investment company" (within the meaning of Section 1297 of the Code) or other entity the income of which is required to be included in the income of Visionary whether or not distributed.

          (o) For the purposes of this Agreement the following terms shall have the meanings set forth below:

              "Tax" or "Taxes" means all taxes, charges, fees, levies or other
               ---      -----
              assessments, including, without limitation, any net income tax or franchise tax based on net income, any alternative or add-on minimum taxes, any gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, profits, license, social security, Medicare, payroll, employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority.

              "Tax Return" or "Tax Returns" shall mean all returns,
               ----------      -----------
              declarations of estimated tax payments, reports, forms, estimates, information returns, statements and other documentation, including any related or supporting information filed with respect to any of the foregoing, maintained, filed or


AGREEMENT AND PLAN OF MERGER - Page 10

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              to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

              "Taxing Authority" shall mean any domestic, foreign, federal,
               ----------------
              national, state, provincial, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any Taxing Authority or any other authority exercising Tax regulatory authority.

     2.09 Title to Properties. Visionary has good and valid title to all of its
          -------------------
assets as shown on the balance sheet as of the Balance Sheet Date included in the Visionary Financial Statements, free and clear of all liens, charges or encumbrances (other than for Taxes not yet due and payable and Permitted Liens (as defined below)), other than such material assets set forth on Schedule 2.09 as were sold by Visionary in the ordinary course of business since the Balance Sheet Date or which are subject to capitalized leases. "Permitted Liens" means
                                                        ---------------
any lien, mortgage, encumbrance or restriction that is reflected in the Visionary Financial Statements and is not in excess of $10,000 and which does not materially detract from the value or materially interfere with the use, as currently used, of the properties subject thereto or affected thereby or otherwise materially impair the business operations being conducted thereon. There are no UCC financing statements of record naming Visionary as debtor. The machinery and equipment included in such assets are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Visionary is a party are fully effective and afford Visionary peaceful and undisturbed possession of the subject matter of the lease. Visionary is not in violation of any material zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased or occupied properties, and Visionary has not received any notice of such violation with which it has not complied or had waived.

     2.10 Absence of Certain Changes. Since the Balance Sheet Date, except as
          --------------------------
set forth in Schedule 2.10, there has not been with respect to Visionary:
             -------------

          (a) Any change in the financial condition, properties, assets, liabilities business, results of operations or prospects of Visionary, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a material adverse effect on Visionary;

          (b) Any contingent liability incurred by Visionary as guarantor or surety with respect to the obligations of others;

          (c) Any material mortgage, encumbrance or lien placed on any of the properties of Visionary;

          (d) Any material obligation or liability incurred by Visionary other than in the ordinary course of business;


AGREEMENT AND PLAN OF MERGER - Page 11

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          (e) Any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Visionary other than in the ordinary course of business;

          (f) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Visionary;

          (g) Any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Visionary, any split, stock dividend, combination or recapitalization of the capital stock of Visionary or any direct or indirect redemption, purchase or other acquisition by Visionary of the capital stock of Visionary;

          (h) Any material labor dispute or claim of material unfair labor practices, any change in the compensation payable or to become payable to any of Visionary's officers, employees or agents earning compensation at an anticipated annual rate in excess of $1,000, or any bonus payment or arrangement made to or with any of such officers, employees or agents; or any change in the compensation payable or to become payable to any of Visionary's other officers, employees or agents other than normal annual compensation increases in accordance with past practices or any bonus payment or arrangement made to or with any of such other officers, employees or agents other than normal bonuses or other arrangements made in accordance with past practices;

          (i) Any material change with respect to the management, supervisory, development or other key personnel of Visionary (the management, supervisory, development and other key personnel of Visionary being listed on Schedule 2.10(i));
        ----------------

          (j) Any payment or discharge of a material lien or liability thereof, which lien or liability was not either

              (i) Shown on the balance sheet as of the Balance Sheet Date included in the Visionary Financial Statements; or

              (ii) Incurred in the ordinary course of business after the
                   Balance Sheet Date; and

          (k) Any obligation, or material liability incurred by Visionary to any of its officers, directors or shareholders, or any loans or advances made to any of its officers, directors, shareholders or affiliate except normal compensation and expense allowances payable to officers.

     2.11 Agreements and Commitments. Except as set forth in Schedule 2.11, or
          --------------------------                         -------------
as listed in Schedule 2.12(b) or Schedule 2.12(c), Schedule 2.15 (a), Schedule
             ----------------    ----------------  -----------------  --------
2.15(b), Schedule 2.15(c), Schedule 2.15(e), Schedule 2.15(f) or Schedule
-------  ----------------  ----------------  ----------------    --------
2.15(g) as required by Section 2.12 and Section 2.15 respectively, Visionary is
-------
not a party or subject to any oral or written agreement, obligation or commitment that is material to Visionary, its financial condition, business or prospects or which is described below:


AGREEMENT AND PLAN OF MERGER - Page 12

          (a) Any contract, commitment, letter agreement, quotation or purchase order providing for payments by or to Visionary in an aggregate amount of

              (i)  $10,000 or more in the ordinary course of business; or

              (ii) $10,000 or more not in the ordinary course of business;

          (b) Any license agreement as licensor (except for any nonexclusive software license granted by Visionary to end-user customers where the form of the license, excluding standard immaterial deviations, has been provided to Edge);

          (c) Any agreement by Visionary to encumber, transfer or sell rights in or with respect to any Visionary Intellectual Property (as defined in Section 2.12);

          (d) Any agreement for the sale or lease of real or personal property involving more than $10,000 per year;

          (e) Any dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the distribution of Visionary's products;

          (f) Any franchise agreement or financing statement;

          (g) Any stock redemption or purchase agreement;

          (h) Any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

          (i) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligations, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of Visionary incurred or made in the ordinary course of business, and except as disclosed in the Visionary Financial Statements; or

          (j) Any contract containing covenants purporting to limit the freedom of Visionary to compete in any line of business in any geographic area. All agreements, obligations and commitments listed in Schedule 2.11, or as
                                                       -------------
     listed in Schedule 2.12(b) or Schedule 2.12(c), Schedule 2.15 (a), Schedule
               ----------------    ----------------  -----------------  --------
     2.15(b), Schedule 2.15(c), Schedule 2.15(e), Schedule 2.15(f) or Schedule
     -------  ----------------  ----------------  ----------------    --------
     2.15 (g), as required by Section 2.11, Section 2.21, and Section 2.15, as
     --------
     the case may be, are valid and in full force and effect in all material respects, and except as expressly noted in writing, a true and complete copy of each has been delivered or been made available to Edge or its counsel. Except as noted on Schedule 2.11 neither Visionary nor, to the
                                 -------------
     knowledge of Visionary or the Visionary Shareholders, any other party is in breach of or default under any material terms of any such agreement, obligation or commitment. Visionary is not a party to any contract or arrangement that it reasonably expects will have a material adverse effect on its business or prospects.


AGREEMENT AND PLAN OF MERGER - Page 13

     2.12 Intellectual Property.
          ---------------------

          (a) Visionary owns all right, title and interest in, or has the right to use, all domestic and foreign patent applications, patents, patent licenses, trademark applications, trademarks, service marks, trade names, copyrights applications, copyrights, trade secrets, know-how, technology, material software licenses and other intellectual property and proprietary rights used in or reasonably necessary to the conduct of its business as presently conducted and the business of the development, production, marketing, licensing and sale of commercial products using such intellectual property and proprietary rights ("Visionary Intellectual
                                                    ----------------------
     Property"), except as would result in liability to Visionary in the
     --------
     aggregate amount of $10,000.

          (b) Visionary has taken reasonable measures to protect all Visionary Intellectual Property, and, except as set forth on Schedule 2.12(b),
                                                        ----------------
     neither Visionary nor any Visionary Shareholder has any knowledge of any infringement of any Visionary Intellectual Property by any third party. As to the third party products listed on Schedule 2.12(b) (the "Visionary
                                           ----------------       ---------
     Third Party Products"), Visionary has obtained appropriate licensing rights
     --------------------
     to the same and the use by Visionary of Visionary Third Party Products does not infringe the rights of Visionary's licensors.

          (c) Set forth on Schedule 2.12(c) delivered to Edge herewith is a true
                           ----------------
     and complete list of all copyright and trademark registrations (and any applications therefor) and all patents (and any applications therefor) for Visionary Intellectual Property owned by Visionary. Neither Visionary nor any Visionary Shareholder has any knowledge of any material loss, cancellation, termination of expiration of any such registration or patent except as set forth on Schedule 2.12(c).
                            ----------------

          (d) To the knowledge of Visionary or the Visionary Shareholders, the business of Visionary as conducted as of the date hereof, including (without limitation) the business of development, production, marketing, licensing and sale of commercial products using Visionary Intellectual Property and proprietary rights, does not infringe or violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, proprietary rights or other intellectual property of any other person, and Visionary has not received any written or oral claim or notice of infringement or potential infringement of the intellectual property of any other person or entity.

          (e) Other than the matter involving Visionary employee John Brower, as more specifically described on Schedule 2.12(e) (the "Brower Matter"), with
                                    ----------------
     respect to Visionary Third Party Products, Visionary has obtained appropriate licensing rights to such Visionary Third Party Products and the use by Visionary of Visionary Third Party Products does not infringe the rights of Visionary's licensors. Visionary has the right to manufacture all of its products and the right to use all of its registered user lists, and to the knowledge of Visionary or the Visionary Shareholders, is not using any confidential information or trade secrets of any former employer of any past or present employees.


AGREEMENT AND PLAN OF MERGER - Page 14

     2.13 Compliance with Laws. Except as set forth in Schedule 2.13 or to the
          --------------------                         -------------
knowledge of Visionary or the Visionary Shareholders, Visionary has complied and is and will be at the Closing Date in full compliance with all material laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees (collectively, "Laws"), applicable to Visionary or to the assets, properties and business of Visionary, including, without limitation:

          (a) All applicable federal and state securities laws and regulations,

          (b) All applicable federal state and local Laws, pertaining to:

              (i) The sale, licensing, leasing, ownership or management of Visionary's owned, leased, occupied or licensed real or personal property, products or technical data;

              (ii) Employment or employment practices, terms and conditions of employment or wages and hours, or

              (iii) Safety, health, fire prevention, environmental protection
                    (including toxic waste disposal and related matters described in Section 2.21), building standards, zoning or other similar matters;

              (iv) The Export Administration Act and regulations promulgated thereunder or other laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data; or

              (v) The Immigration Reform and Control Act; provided, however, that this Section 2.13 shall not apply to any Law to the extent Visionary and the Visionary Shareholders have provided a representation and warranty elsewhere in this Agreement as to full past and present compliance by Visionary with such Law; and

          (c) Visionary has received all material permits and approvals from and has made all material filings with third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted.

     2.14 Certain Transactions and Agreements. To the best of the Visionary
          -----------------------------------
Shareholders' knowledge, no person who is an officer or director of Visionary, or a member of any officer's or director's immediate family, has any direct or indirect ownership interest in any firm or corporation that competes with Visionary or Edge (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation the stock of which is publicly traded). Except as set forth in Schedule 2.14, no person who is an officer or
                                -------------
director of Visionary, or any member of any officer's or director's immediate family, is directly or indirectly interested in any material contract or informal arrangement with Visionary, except for compensation for services as an officer, director or employee of Visionary and except for the normal rights of a shareholder. Except at set forth in Schedule 2.14, none of such officers or
                                    -------------
directors or family members has any interest in any property, real or personal, tangible or intangible, including, without limitation,


AGREEMENT AND PLAN OF MERGER - Page 15
inventions, patents, copyrights, trademarks, trade names or trade secrets, used in the business of Visionary, except for the normal rights of a shareholder. As of the Closing Date, none of the Visionary Shareholders nor any officer, director or employee of Visionary has any outstanding and unpaid debt obligations due and owning to Visionary, including, without limitation, any loans made by Visionary to any such Visionary Shareholders, officers, directors, or employees.

     2.15 Employees.
          ---------

          (a) Except as set forth in Schedule 2.15 (a), Visionary has no
                                     -----------------
     employment contract or material consulting agreement currently in effect that is not terminable at will without penalty or payment of compensation by Visionary.

          (b) Except as set forth in Schedule 2.15 (b), Visionary:
                                     -----------------

              (i) Has never been and is not now subject to a union organizing effort;

              (ii) Is not subject to any collective bargaining agreement with respect to any of its employees;

              (iii) Is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization; and

              (iv) To the knowledge of either Visionary or the Visionary Shareholders, has no material current labor dispute, and neither Visionary nor any Visionary Shareholder has any knowledge of any facts indicating that the consummation of the transactions provided for herein will have a material adverse effect on its labor relations.

          (c) Schedule 2.15 (c) delivered by Visionary to Edge herewith contains
              -----------------
     a list of all pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefits plan maintained, contributed to, or required to be contributed to, by Visionary or any ERISA Affiliate (as defined herein) for the benefit of any Visionary employee, former employee or retired employee (the "Employee Plans"), including without limitation
                               --------------
     all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). "ERISA
                                                          -----
     Affiliate" as used in this Section 2.15 shall mean any other person or entity under common control with Visionary within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder. Visionary does not now, nor has it ever, maintained, participated in, or contributed to, any Employee Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, Section 412 of the Code, or any multiemployer plan as defined in Section 3(37) of ERISA. Visionary has delivered true and complete copies of all the Employee Plans, together with the most recent summary plan descriptions, if any, required under ERISA, and the three most recent annual reports (Forms 5500 and all schedules thereto), if any, required under ERISA, to Edge. To the


AGREEMENT AND PLAN OF MERGER - Page 16
     knowledge of Visionary or the Visionary Shareholders, each of the Employee Plans, and its operation and administration, is in compliance with all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Code. Except as set forth in Schedule 2.15(c), any such
                                                ----------------
     Employee Plans that are employee pension benefit plans (as defined in
     Section 3(2) of ERISA) which are intended to qualify under Section 401(a) of the Code have received favorable determination letters that such plans satisfy the qualification requirements of the Tax Reform Act of 1986. In addition, to Visionary's or the Visionary Shareholders' knowledge, no "prohibited transaction," within the meaning of Section 406 of ERISA or
     Section 4975 of the Code, has occurred with respect to any Employee Plan. To the knowledge of Visionary or the Visionary Shareholders, the group health plans as defined in Section 4980B(g) of the Code that benefit employees of Visionary are in material compliance with the continuation coverage requirements of Section 4980B of the Code. To the knowledge of Visionary or the Visionary Shareholders, there are no outstanding violations of Section 4980B of the Code with respect to any Employee Plan, covered employees or qualified beneficiaries. No Employee Plan provides life insurance, medical or other medical benefits to any employee upon his or her retirement or termination of employment for any reason, except as may be required by statute. Except as set forth in Schedule 2.15(c) (which
                                                        ----------------
     does not identify any individual by name, Social Security number or in any other manner), no employee of Visionary and no person subject to any Visionary health plan has made medical claims during the twelve months preceding the date hereof for $25,000 or in the aggregate, or, to the knowledge of Visionary or the Visionary Shareholders, has any catastrophic illness.

          (d) To the knowledge of Visionary or the Visionary Shareholders or other than as set forth in Schedule 2.15(e), no employee of Visionary is in
                                ----------------
     material violation of any term of any employment contract, patent disclosure agreement or noncompetition agreement or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by Visionary or to use trade secrets or proprietary information of others. To the knowledge of Visionary or the Visionary Shareholders, the employment of any employee of Visionary does not of itself subject Visionary to any liability to any third party.

          (e) Except as set forth in Schedule 2.15(e), Visionary is not a party
                                     ----------------
     to any:

              (i) Agreement with any executive officer or other key employee of Visionary:

                    (A) The benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Visionary in the nature of any of the transactions contemplated by this Agreement and the Plan of Merger, or any other business combination transaction;

                    (B) Providing any term of employment or compensation guarantee; or


AGREEMENT AND PLAN OF MERGER - Page 17

                    (C) Providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or

              (ii) Agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Plan of Merger.

          (f) A list of all employees, officers and development consultants of Visionary as of the date of this Agreement is set forth on Schedule
                                                                --------
     2.15(f), and neither Visionary nor any Visionary Shareholder has any
     -------
     knowledge that any of its key development employees (each of whom is listed on Schedule 2.10(i)) intends to leave its employ. Peter Gurian, as a
        ----------------
     Visionary Shareholder and as the President of Visionary immediately prior to the Closing Date, warrants that on the Closing Date he will enter into a written employment agreement with the Surviving Corporation containing usual and customary terms of employment.

          (g) Except as set forth in Schedule 2.15 (g), all contributions due
                                     -----------------
     from Visionary with respect to any of the Employee Plans have been made or accrued on Visionary's Financial Statements, and no further contributions will be due or will have accrued thereunder as of the Closing Date.

          (h) As of the Closing Date, other than amounts outstanding stemming from Visionary's normal payment cycle (i.e. 1/2 month), there are no outstanding payment obligations due to any employee of Visionary, nor any claims outstanding by any employee, for accrued and unpaid wages, salaries, bonuses, pensions, severance pay or other benefits.

     2.16 Corporate Documents. Visionary has made available to Edge for
          -------------------
examination all documents and information listed in Article II or other exhibits called for by this Agreement that have been requested by Edge's legal counsel or accountants, including, without limitation, the following:

          (a) Copies of Visionary's Articles of Incorporation and Bylaws as currently in effect;

          (b) Visionary's minute book containing all records of all proceedings, consents, actions and meetings of Visionary's directors and shareholders;

          (c) Visionary's stock ledger, journal and other records reflecting all stock issuances and transfers; and


AGREEMENT AND PLAN OF MERGER - Page 18

          (d) All permits, orders and consents issued by any regulatory agency with respect to Visionary, or any securities of Visionary, and all applications for such permits, orders and consents.

     2.17 No Brokers. Visionary is not obligated for the payment of fees or
          ----------
expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Plan of Merger or in connection with any transaction provided for herein or therein.

     2.18 Disclosure. The representations and warranties contained in this
          ----------
Agreement and the schedules thereto delivered to Edge by Visionary or the Visionary Shareholders or both under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     2.19 Books and Records.  The books, records and accounts of Visionary:
          -----------------

          (a) Are in all material respects true and complete;

          (b) Have been maintained in accordance with reasonable business practices on a basis consistent with prior years;

          (c) Are stated in reasonable detail and accurately and fairly reflect the transactions and disposition of the assets of Visionary in all material respects; and

          (d) Accurately and fairly reflect in all material respects the basis for the Visionary Financial Statements.

     2.20 Insurance. Visionary maintains fire and casualty, workers
          ---------
compensation, general liability, "key man" and other insurance policies as listed on Schedule 2.20. Neither Visionary nor any Visionary Shareholder has any
          -------------
knowledge that any such insurance policy will not be renewed in the normal course.

     2.21 Environmental Matters.
          ---------------------

          (a) During the period that Visionary has leased or occupied the premises currently occupied by it and those premises occupied by it since the date of its incorporation, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) from or any presence thereof on any such premises that would have a material adverse effect upon the business or financial statements of Visionary. There is no presence, disposals, releases or threatened releases of Hazardous Materials on or from any of such premises, which may have occurred prior to Visionary having taken possession of any of such premises that would have a material adverse effect upon the business or financial statements of Visionary. For purposes of this Agreement, the terms "disposal," "release," and
                                            --------    -------
     "threatened release" have the definitions assigned thereto by the
      ------------------
     Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA"). For the purposes
                                                    ------
     of this


AGREEMENT AND PLAN OF MERGER - Page 19

     Section 2.21, "Hazardous Materials" mean any hazardous or toxic substance,
                    -------------------
     material or waste which is or becomes prior to the Closing Date (as defined in Section 5.01) regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under any of the following:

              (i)  CERCLA;

              (ii) The Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss.11001 et seq.;
                                   -- ---

              (iii) The Hazardous Material Transportation Act, 49
                    U.S.C.ss.1801, et seq.;
                                   -- ---

              (iv)  The Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq.;
                                                                       -- ---

              (v) The Occupational Safety and Health Act of 1970, 29 U.S.C.ss.651 et seq.;
                                 -- ---

              (vi)  Regulations promulgated under any of the above statutes; or

              (vii) Any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

          (b) None of the premises currently leased or occupied by Visionary or any premises previously occupied by Visionary is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions in such premises.

          (c) During the time that Visionary has leased or occupied the premises currently occupied by it or any premises previously occupied by Visionary, neither Visionary nor, to the knowledge of Visionary or the Visionary Shareholders, any third party, has used, generated, manufactured or stored in such premises or transported to or from such premises any Hazardous Materials that would have a material adverse effect upon the business or financial statements of Visionary.

          (d) During the time that Visionary has leased or occupied the premises currently occupied by it or any premises previously occupied by Visionary, there has been no litigation, proceeding or administrative action brought or threatened in writing against Visionary by, or any settlement reached by Visionary with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such premises.

          (e) During the period that Visionary has leased or occupied the premises currently occupied by it or any premises previously occupied by Visionary, no Hazardous Materials have been transported from such premises to any site or facility now listed or


AGREEMENT AND PLAN OF MERGER - Page 20
     proposed for listing on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority.

     2.22 Government Contracts. Except as set forth on Schedule 2.22, Visionary
          --------------------                         -------------
has no business contracts with any independent or executive agency, division, subdivision, audit group or procuring office of the federal government or of a state government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

     2.23 Product Liability and Warranty Proceedings. No product liability,
          ------------------------------------------
warranty or similar actions, suits or proceedings have been asserted against Visionary since the Balance Sheet Date other than as set forth in the Visionary Financial Statements.

     2.24 WARN Compliance. Since the Balance Sheet Date, Visionary has not
          ---------------
incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (WARN) or similar state laws. Visionary has not (a) closed any facilities or discontinued any operating unit with 50 or more workers; (b) laid off or terminated 33% or more of the total workforce at any singe site of employment, or (c) laid off or terminated 500 or more workers at a singe site or employment during the ninety (90) day period preceding the Closing Date. It shall be the obligation of Visionary and the Visionary Shareholders to provide any notice required by said Act by reason of the provisions, execution or operation of this Agreement. Further, Visionary is fully and solely responsible for any WARN Act liability or notice requirements relating to any events occurring prior to and through the Closing Date.

     2.25 ADA Compliance. Except as set forth in Schedule 2.25, Visionary has
          --------------                         -------------
complied and is in material compliance with the provisions of the Americans with Disabilities Act (the "ADA").

     2.26 Year 2000 Compliance. Except as set forth in Schedule 2.26, each
          --------------------                         -------------
automated, computerized and/or software system or program (each a "System") licensed, marketed, sold or used by Visionary is designed to be used prior to, during and after the calendar year 2000 A.D., including leap years, and each System will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century ("Year 2000 Compliant"). Without limiting the generality of the foregoing, each of the Visionary Shareholders further represents and warrants that:

          (a) Each System will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including data which represents or references different centuries or more than one century;

          (b) Each System has been designed to ensure that it is Year 2000 Compliant, including, but not limited to, date data recognition, calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century;

AGREEMENT AND PLAN OF MERGER - Page 21

          (c) Each System will manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario or result within the application or generate incorrect values or invalid results involving such dates;

          (d) Each System provides that all date-related user interface functionalities include the indication of century;

          (e) All date processing by the System shall be stored and interpreted according to one of the following methods:

               (i)   Field expansion format;

               (ii)  Century indicator;

               (iii) Converting to packed or binary fields; or

               (iv)  Industry standard date windowing techniques; and

          (f) Each System will continue to be Year 2000 Compliant.

Notwithstanding the preceding provisions of this Section, to the extent any such System of Visionary must perform with third-party systems or products collectively as an unified information processing system, each System will properly exchange date/time data among such other systems and programs to accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) prior to, during and after the calendar year 2000 A.D., including leap years and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data; provided that any third-party system or product functions in accordance with the provisions hereof. Visionary has, prior to the Closing Date, submitted or made available to Edge each such System licensed, marketed, sold or used by Visionary for Year 2000 testing procedure reasonably approved by Edge.

     2.27 Accounts Receivable. Except as set forth in Schedule 2.27, the
          -------------------                         -------------
accounts receivable set forth in the Visionary Financial Statements and those accounts receivable accruing through the Closing Date (the "Collectible A/R") represent valid and bona fide sales to third parties incurred in the ordinary course of business, subject to no defenses, set-offs or counterclaims other than those resulting from applicable insolvency laws. Each of the Visionary Shareholders warrant the Surviving Corporation's collection of the Collectible A/R within sixty (60) days of the Closing Date; provided, however, that any portion of the Collectible A/R that is not collected within such 60 day period (the "Collectible A/R Deficiency") shall be assigned to the Visionary Shareholders after the end of such 60 day period and after the Collectible A/R Deficiency has either been deducted from the Withheld Merger Consideration or been paid to Edge pursuant to the indemnification provisions of Section 6.02. Edge will reasonably cooperate and assist the Visionary Shareholders in collecting the Collectible A/R Deficiency.

     2.28 Interests in Customers, Suppliers, Etc. No shareholder, officer,
          --------------------------------------
director or affiliate of Visionary possesses, directly or indirectly, any financial interest in, or is a director, officer,

AGREEMENT AND PLAN OF MERGER - Page 22
employee or affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of Visionary. Ownership of securities of a corporation whose securities are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), not in excess of one percent (1%) of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 2.28.
                                                              ------------

     2.29 Business Relations. Schedule 2.29 contains an accurate list of all
          ------------------  -------------
significant customers of Visionary (i.e., those customers representing 5% or more of Visionary's revenues for the 24 month period ended December 31, 2001 or who have paid to Visionary $10,000 or more over any two consecutive fiscal quarters in the 24 month period ended December 31, 2001). Except as set forth in
Schedule 2.29, to the knowledge of Visionary or the Visionary Shareholders, no
-------------
customer or supplier of Visionary will cease to do business with Visionary after the consummation of the transactions contemplated hereby, which cessation would have a material adverse effect on the business, operations or financial condition of Visionary. Except as set forth in Schedule 2.29, since December 31,
                                               -------------
2000, Visionary has not experienced any difficulties in obtaining any inventory items necessary to the operation of its business, and no such shortage of supply of inventory items is pending or threatened. Visionary is not required to provide any bonding or other financial security arrangements in any amount in connection with any transactions with any of its customers or suppliers.

     2.30 Bank Accounts and Powers of Attorney. Schedule 2.30 sets forth each
          ------------------------------------  -------------
bank, savings institution and other financial institution with which Visionary has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Each person holding a power of attorney or similar grant of authority on behalf of Visionary is identified on Schedule
                                                                      --------
2.30. Except as disclosed on such Schedule, Visionary has not given any
----
revocable or irrevocable powers of attorney to any person, firm, corporation or organization relating to its business for any purpose whatsoever.

     2.31 Status of Trade Payables. As of March 12, 2002, Visionary has no other
          ------------------------
trade payable accounts other than those provided on Schedule 2.31 (collectively the "Trade Payables").

     2.32 Advisability of Obtaining Separate Counsel. Each of Visionary and the
          ------------------------------------------
Visionary Shareholders hereby acknowledges that Edge has advised and encouraged them to obtain separate counsel to review this Agreement and to represent Visionary and the Visionary Shareholders in the negotiating and closing of this Agreement and the related transactions, and further each of Visionary and the Visionary Shareholders represent and warrant that the decision whether to obtain such legal counsel has been made independently and in the exercise of each such party's discretion.

                                   ARTICLE III
                           INVESTMENT REPRESENTATIONS

     Each Visionary Shareholder jointly and severally represents and warrants to Edge as of the date of this Agreement that:

     3.01 Information Delivered.  Such Visionary Shareholder:
          ---------------------

AGREEMENT AND PLAN OF MERGER - Page 23

          (a) Has received from Edge copies of Edge's Reports (the "Reports") on
                                                                    -------
     Form 10-KSB for the fiscal year ended December 31, 2000, the Form 10-KSB/A filed on April 30, 2001, Form 10-QSB for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (the Reports collectively referred to herein as the "SEC Documents"); and
                                -------------

          (b) Has had the opportunity to ask questions of and receive answers from Edge concerning the terms and conditions of this Agreement and to obtain from Edge any additional information that Edge possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information described in the SEC Documents.

     3.02 Stock Ownership. Such Visionary Shareholder has the full legal right,
          ---------------
power and authority to enter into this Agreement. Such Visionary Shareholder owns beneficially (subject only to any community property interest of such shareholder's spouse) and of record the shares of Visionary Common Stock set forth opposite such Visionary Shareholder's name on Schedule 3.02 and such
                                                    -------------
shares of Visionary Common Stock, together with the other shares of Visionary Common Stock set forth on Schedule 3.02, constitute all of the outstanding
                          -------------
shares of capital stock of Visionary, and such shares of Visionary Common Stock owned by such Visionary Shareholder are owned free and clear of all liens other than standard state and federal securities laws private offering restrictions. Such Visionary Shareholder has owned Visionary Common Stock since the date set forth on Schedule 3.02.
         -------------

     3.03 Waiver of Preemptive Rights. Other than as contemplated by this
          ---------------------------
Agreement or any agreement to be executed in connection with this Agreement, such Visionary Shareholder has no, or hereby waives, any preemptive or other right to acquire shares of Visionary Common Stock.

     3.04 No Claims. Such Visionary Shareholder has no claims against Visionary.
          ---------

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF EDGE TECHNOLOGY GROUP, INC.

          Edge hereby represents and warrants that, except as set forth in the Schedules provided by Edge attached to this Agreement:

     4.01 Organization and Good Standing. Edge is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Edge is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on Edge, its assets, properties or financial condition.

     4.02 Power, Authorization and Validity.
          ---------------------------------

AGREEMENT AND PLAN OF MERGER - Page 24

          (a) Edge has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which Edge is or will be a party as contemplated by this Agreement (the "Edge Ancillary Agreements"). The execution, delivery and
                     -------------------------
     performance of this Agreement and the Edge Ancillary Agreements have been duly and validly approved by the Edge Board of Directors as required by applicable law.

          (b) No filing, authorization or approval, governmental or otherwise, is necessary to enable Edge to enter into, and to perform its obligations under, this Agreement and the Edge Ancillary Agreements, except for (i) the filing of the Plan of Merger with the Secretary of State of the State of Texas (which filing has been authorized by all necessary corporate action) and (ii) consents disclosed in Schedule 4.02 (b).
                                    -----------------

          (c) This Agreement and the Edge Ancillary Agreements are, or when executed and delivered by Edge will be, valid and binding obligations of Edge, enforceable against Edge in accordance with their respective terms, except as to the effect, if any, of:

               (i) Applicable bankruptcy and other similar laws affecting the rights of creditors generally,

               (ii) Rules of law governing specific performance, injunctive relief and other equitable remedies; and

               (iii) Any rights to indemnification being limited under
                     applicable securities laws;

     provided, however, that the Edge Ancillary Agreements will not be effective until the earlier of the date set forth therein or the Effective Time.

     4.03 Information Delivered. Edge has:
          ---------------------

          (a) Delivered to the Visionary Shareholders copies of the SEC Documents; and

          (b) Provided the Visionary Shareholders the opportunity to ask questions of and receive answers from Edge concerning the terms and conditions of this Agreement and to obtain from Edge any additional information that Edge possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information described in the SEC Documents.

AGREEMENT AND PLAN OF MERGER - Page 25

                                    ARTICLE V
                                 CLOSING MATTERS

     5.01 The Closing. The closing of this Agreement and the transactions
          -----------
contemplated hereunder (the "Closing") shall take place contemporaneously with the execution hereof and on the date hereof (the "Closing Date") but for all purposes shall be deemed to occur as of the close of business on the Closing Date. Prior to or concurrently with the Closing, the Plan of Merger and such other documents as may be required to effectuate the Merger will be filed in the office of the Secretary of State of the State of Texas, and the Merger will become effective at the Effective Time.

     5.02 Exchange of Certificates.
          ------------------------

          (a) As of the Effective Time, all shares of Visionary Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and each share of Visionary Common Stock will be converted into the right to receive from Edge that portion of the Merger Consideration, subject to the withholding provisions of Section 1.03, that each such share bears to the total of all shares of Visionary Common Stock issued and outstanding as of the Effective Time (the "Pro Rata Portion").

          (b) Upon the Effective Time, the holder of shares of Visionary Common Stock will surrender (i) the certificates of such shares (the "Visionary
                                                                    ---------
     Certificates") to Edge for cancellation or (ii) an affidavit of lost (or
     ------------
     non-issued) certificate and agreement to indemnify in form satisfactory to Edge (an "Affidavit"). Further, all rights to acquire capital stock of
               ---------
     Visionary (whether in the form of options, warrants, or rights to convert securities) shall be terminated upon the Effective Time, such that upon the payment of the Merger Consideration, Edge will hold 100% of the capital stock of Visionary and no rights or options to purchase or receive any shares of Visionary's capital stock shall be outstanding. Immediately following the Effective Time and receipt of Visionary Certificates and of any Affidavits, Edge will deliver such holder's Pro Rata Portion of the Merger Consideration less any amounts withheld pursuant to Section 1.03.

          (c) After the Effective Time, there will be no further registration of transfers of the shares of Visionary Common Stock on the stock transfer books of Visionary.

                                   ARTICLE VI
           SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES,
                              CONTINUING COVENANTS

     6.01 Survival of Representations.
          ---------------------------

          (a) Visionary's Representations. All representations and warranties of
              ---------------------------
     Visionary contained in Articles II and III of this Agreement (other than the representations and warranties contained in Sections 2.03 and 2.09) (the "General Representations") will remain operative and in full force and effect (but only as of the Closing Date) for a period

AGREEMENT AND PLAN OF MERGER - Page 26
     of two (2) years and one day after the Closing Date, regardless of any investigation made by or on behalf of the parties to this Agreement. The representations and warranties contained in Sections 2.03 and 2.09 (the "Special Representations") will remain operative and in full force and effect (but only as of the Closing Date) for a period of five (5) years and one day after the Closing Date (such time period to be referred to hereafter as the "Post-Closing Period"), regardless of any investigation made by or on behalf of the parties to this Agreement. Notwithstanding the preceding provisions of this Section 6.01(a), any act or omission constituting fraud shall have no limit as to time.

          (b) Edge's Representations. All representations and warranties of Edge
              ----------------------
     contained in Article IV of this Agreement will remain operative and in full force and effect (but only as of the Closing Date) for a period of two (2) years and one day after the Closing Date, regardless of any investigation made by or on behalf of the parties to this Agreement other than any act or omission constituting fraud, which shall have no limitation as to time.

     6.02 Visionary Agreement to Indemnify.
          --------------------------------

          (a) The Visionary Shareholders Indemnity. Subject to the limitations
              ------------------------------------
     set forth in Section 6.02(b), the Visionary Shareholders will indemnify and hold harmless Edge and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Edge (hereinafter in this Section 6.02 referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and
      ------------------                       -------------------
     against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Visionary and/or the Visionary Shareholders in this Agreement or any certificate, document or instrument delivered by or on behalf of Visionary and/or by the Visionary Shareholders pursuant hereto (hereafter in this Section 6.02 referred to as the "Edge Damages"). In
                                                         ------------
     addition to and apart from the Edge Damages, the Visionary Shareholders jointly and severally shall indemnify, defend and hold harmless Visionary and the Indemnified Persons from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, arising out of or resulting from any adverse judgment, action, claim, penalty, or any loss whatsoever of any kind relating to the Brower Matter.

          (b) Withheld Merger Consideration. Except for the Adjustment Amounts
              -----------------------------
     set forth in Section 1.03 above, Indemnified Persons shall make no deductions in the Withheld Merger Consideration and shall have no claims against the Visionary Shareholders unless and until the Edge Damages exceed $10,000, (the "Threshold Amount"), at which point the Indemnified Persons shall be entitled to indemnification for all claims, including those within the Threshold Amount. In seeking indemnification for Edge Damages under this Section 6.02 following the Closing, the Indemnified Persons shall be entitled to, including, without limitation, available amounts of the Withheld Merger Consideration and all other remedies available at law or in equity.

AGREEMENT AND PLAN OF MERGER - Page 27

          (c) Peter Gurian shall act as the representative of the Visionary Shareholders for purposes of Sections 6.02 and 6.03 of this Agreement (the "Claims Representative"), and is duly authorized to be such Claims Representative and may bind the Visionary Shareholders. Promptly after the receipt by Edge of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under this Section 6.02, Edge will give the Claims Representative written notice of such claim, damage, legal action or proceeding (for purposes of this Section 6.02, a "Claim") in accordance with Section 6.02 of this Agreement. Within seven days of delivery of such written notice, the Claims Representative may, with Edge's written consent, which shall not be unreasonably withheld, at the expense of the Visionary Shareholders, elect to take all necessary steps properly to contest any Claim involving third parties or to prosecute or defend such Claim to conclusion or settlement. If the Claims Representative makes the foregoing election, then the Claims Representative will take all necessary steps to contest any such Claim or to prosecute or defend such Claim to conclusion or settlement, and will notify Edge of the progress of any such Claim, will permit Edge, at its expense, to participate in such prosecution or defense (provided; however, that if a
                                                 --------  -------
     conflict of interest exists which would make it inappropriate, in the reasonable opinion of Edge, for the same counsel to represent both Edge and the Visionary Shareholders in the resolution of such Claim, then Edge may retain separate counsel, the fees and expenses of which shall not be borne by Edge but shall instead be borne by the Visionary Shareholders) and will provide Edge with reasonable access to all relevant information and documents relating to the Claim and the Claims Representative's prosecution or defense thereof. If the Claims Representative does not make such election, then Edge shall be free to handle the prosecution or defense of any such Claim, will take all necessary steps to contest any such Claim involving third parties or to prosecute or defend such Claim to conclusion or settlement, will notify the Claims Representative of the progress of any such Claim, and will permit the Claims Representative, at the expense of the Visionary Shareholders (which expense shall be paid for from sources other than the Withheld Merger Consideration), to participate in such prosecution or defense and will provide the Claims Representative with reasonable access to all relevant information and documents relating to the Claim and Edge's prosecution or defense thereof. In either case, the party not in control of a Claim will fully cooperate, and will cause its counsel, if any, to fully cooperate, with the other party in the conduct of the prosecution or defense of such Claim. Neither party will compromise or settle any such Claim without the written consent of either Edge (if the Claims Representative defends the Claim) or the Claims Representative (if Edge defends the Claim), such consent not to be unreasonably withheld.

          (d) Any written notice of a Claim required under this Section 6.02 (for purposes of this Section 6.02, a "Notice of Claim") will be in writing and will contain the following information to the extent reasonably available to Edge :

               (i) Edge's good faith estimate of the reasonably foreseeable maximum amount of the alleged Edge Damages (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against Edge or Visionary); and

AGREEMENT AND PLAN OF MERGER - Page 28

               (ii) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Edge Damages based on Edge's good faith belief thereof and the basis under this Agreement for such Claim, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to Edge) and copies of any formal demand or complaint.

          (e) For purposes of Sections 6.02 and 6.03, the Visionary Shareholders hereby consent to the appointment of the Claims Representative, as representative of the Visionary Shareholders, and as the attorney-in-fact for and on behalf of each Visionary Shareholder, and, subject to the express limitation set forth below, the taking by the Claims Representative of any and all actions and the making of any decisions required or permitted to be taken by the Claims Representative under Sections 6.02 and 6.03, including, without limitation, the exercise of the power to:

               (i) Agree to Edge's deductions against the Withheld Merger Consideration, or any portion thereof, in satisfaction of any Claims (for purposes of this Section 6.02, the term "Claims" is as defined in Sections 6.02 and 6.03);

               (ii) Agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any Claims;

               (iii) Resolve any Claims; and

               (iv) Take all actions necessary in the judgment of the Claims Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement.

          (f) The Claims Representative will have unlimited authority and power to act on behalf of each Visionary Shareholder with respect to Sections
     6.02 and 6.03 and the disposition, settlement or other handling of all Claims, rights or obligations arising under this Agreement so long as all Visionary Shareholders are treated in the same manner. The Visionary Shareholders will be bound by all actions taken by the Claims Representative in connection with Sections 6.02 and 6.03, and Edge will be entitled to rely on any action or decision of the Claims Representative. In performing the functions specified in Sections 6.02 and 6.03, the Claims Representative will not be liable to the Visionary Shareholders in the absence of gross negligence or willful misconduct. Peter Gurian hereby accepts the position of Representative subject to the right to resign as set forth below. The Claims Representative may resign from such position, effective upon a new representative being appointed in writing by Visionary Shareholders who beneficially own a majority of the withheld portion of the Visionary Common Stock. The Claims Representative will not be entitled to receive any compensation from Edge or the Visionary Shareholders in connection with this Agreement. Each Visionary Shareholder will pay to the Claims Representative his or her Pro Rata Portion of any out-of-pocket costs and expenses

AGREEMENT AND PLAN OF MERGER - Page 29
     reasonably incurred by the Claims Representative in connection with actions taken pursuant to the terms of Sections 6.02 and 6.03, and such amounts shall not be deducted against the Withheld Merger Consideration.

     6.03 Edge Agreement to Indemnify.
          ---------------------------

          (a) Edge Indemnity. Subject to the limitations set forth in Section
              --------------
     6.03(b), Edge will indemnify and hold harmless the Visionary Shareholders (hereinafter in this Section 6.03 referred to individually as an "Edge
                                                                       ----
     Indemnified Person" and collectively as "Edge Indemnified Persons") from
     ------------------                       ------------------------
     and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, net of any recoveries under insurance policies or tax savings known to any Visionary Shareholder at the time of making of claim hereunder, arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Edge in this Agreement or any certificate, document or instrument delivered by or on behalf of Edge pursuant hereto (hereafter in this Section 6.03 referred to as "Visionary Damages").
                                                     -----------------

          (b) Edge Indemnification Limitations. The indemnification provided for
              --------------------------------
     in Section 6.02(b) will not apply unless and until the aggregate Visionary Damages for which one or more Edge Indemnified Persons seeks indemnification under Section 6.03(a) exceeds $10,000 in which event the indemnification provided for in Section 6.03(a) will include all Visionary Damages in excess of such sum. The provisions of this Section 6.03 shall be the sole remedy against Edge for breach of Article IV.

          (c) Process. Promptly after the receipt by any Visionary Shareholder
              -------
     of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under this Section 6.03, such Visionary Shareholder will give Edge written notice of such claim, damage, legal action or proceeding (for purposes of this Section 6.03, a "Claim") in accordance with this Section 6.03. Within seven days of delivery of such written notice, Edge may, with such Visionary Shareholder's written consent, which shall not be unreasonably withheld, at the expense of Edge, elect to take all necessary steps properly to contest any Claim involving third parties or to prosecute or defend such Claim to conclusion or settlement. If Edge makes the foregoing election, then Edge will take all necessary steps to contest any such Claim or to prosecute or defend such Claim to conclusion or settlement, and will notify such Visionary Shareholder of the progress of any such Claim, will permit such Visionary Shareholder, at its expense, to participate in such prosecution or defense (PROVIDED, HOWEVER, that if a conflict of interest exists which would make it inappropriate, in the reasonable opinion of such Visionary Shareholder, for the same counsel to represent both such Visionary Shareholder and Edge in the resolution of such Claim, then such Visionary Shareholder may retain separate counsel, and the fees and expenses of one such counsel for all applicable Visionary Shareholders shall be borne by Edge rather than by any such Visionary Shareholder) and will provide such Visionary Shareholder with reasonable access to all relevant information and documents relating to the Claim and Edge's prosecution or defense thereof. If Edge does not make such election, then such Visionary Shareholder

AGREEMENT AND PLAN OF MERGER - Page 30
     shall be free to handle the prosecution or defense of any such Claim, will take all necessary steps to contest any such Claim involving third parties or to prosecute or defend such Claim to conclusion or settlement, will notify Edge of the progress of any such Claim, and will permit Edge, at the expense of Edge, to participate in such prosecution or defense and will provide Edge with reasonable access to all relevant information and documents relating to the Claim and such Visionary Shareholder's prosecution or defense thereof. In either case, the party not in control of a Claim will fully cooperate with, and will cause its counsel, if any, to fully cooperate with, the other party in the conduct of the prosecution or defense of such Claim. Neither party will compromise or settle any such Claim without the written consent of either such Visionary Shareholder (if Edge defends the Claim) or Edge (if such Visionary Shareholder defends the Claim), such consent not to be unreasonably withheld. Notwithstanding the foregoing provisions of this Section 6.03(c), if two or more Visionary Shareholders deliver, whether separately or together, a Claim to Edge arising from or relating to the same or a reasonably similar matter, then the Claims Representative shall act on behalf of each such Visionary Shareholder bringing such a Claim for purposes of this Section 6.03.

          (d) Notice. Any written notice of a Claim required under this Section
              ------
     6.03 (for purposes of this Section 6.03, a "Notice of Claim") will be in writing and will contain the following information to the extent reasonably available to such Visionary Shareholder:

               (i) Such Visionary Shareholder's good faith estimate of the reasonably foreseeable maximum amount of the alleged Visionary Damages (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against such Visionary Shareholder); and

               (ii) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Visionary Damages based on such Visionary Shareholder's good faith belief thereof and the basis under this Agreement for such Claim, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to such Visionary Shareholder) and copies of any formal demand or complaint.

     6.04 Certain Agreements. The Visionary Shareholders will use all reasonable
          ------------------
efforts to cause all present employees of Visionary to execute Edge's forms of assignments of copyright and other intellectual property rights, noncompetition and trade secret agreements and confidentiality agreements.

     6.05 Regulatory Approvals by Visionary Shareholders. The Visionary
          ----------------------------------------------
Shareholders will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Edge may reasonably request, in connection with the consummation of the transactions provided for in this Agreement.

AGREEMENT AND PLAN OF MERGER - Page 31

The Visionary Shareholders will use all reasonable efforts to obtain or assist Edge in obtaining all such authorizations, approvals and consents.

     6.06 Regulatory Approvals by Edge. Edge will execute and file, or join in
          ----------------------------
the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Visionary may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Edge will use all reasonable efforts to obtain or assist Visionary in obtaining all such authorizations, approvals and consents.

     6.07 Non-Disclosure of Visionary Proprietary Information.
          ---------------------------------------------------

          (a) Each of the Visionary Shareholders, by virtue of his involvement with and ownership of Visionary, had and may continue to have access, to confidential, proprietary, and highly sensitive information relating to the business of Visionary and which is a competitive asset of Visionary (the "Visionary Proprietary Information"). The Visionary Proprietary Information sought to be protected includes, without limitation, information pertaining to:

               (i) The identities of customers and clients with which or whom Visionary does or seeks to do business, as well as the point of contact persons and decision-makers at these customers and clients, including their names, addresses, e-mail addresses and positions;

               (ii) The past or present purchasing history and the past and/or current job requirements of each past and/or existing customer and client;

               (iii) The volume of business and the nature of the business relationship between Visionary and its customers and clients;

               (iv) The business plans and strategy of Visionary, including customer or client assignments and rearrangements, sales and administrative staff expansions, marketing and sales plans and strategy, proposed adjustments in compensation of sales personnel, revenue, expense and profit projections, industry analyses, and any proposed or actual implemented technology changes;

               (v) Information regarding the employees of Visionary, including their identities, skills, talents, knowledge, experience, and compensation;

               (vi)  The financial results and business condition of Visionary;

               (vii) Computer programs and software developed by Visionary and tailored to its needs by its employees, independent contractors, consultants or vendors;

AGREEMENT AND PLAN OF MERGER - Page 32

               (viii) Information relating to the Visionary' engineers,
                      designers, contractors, or persons likely to become engineers, designers, or contractors;

               (ix)   Any past, present or future merchandise or supply sources;
                      and

               (x) System designs, procedure manuals, automated data programs, reports and personnel procedures.

          (b) In light of the foregoing, and in connection with and in consideration for the Merger Consideration to be received pursuant to the terms of this Agreement, each Visionary Shareholder hereby agrees that for the duration of the Post-Closing Period such Visionary Shareholder will not use, publish, disclose or divulge, directly or indirectly, at any time, any Visionary Proprietary Information for his own benefit or for the benefit of any person, entity, or corporation other than Visionary, to any person who is not a current employee of Visionary, without the express, written consent of Edge. To the extent that any Visionary Shareholder has obligations similar to those outlined in this Section 6.07 in any other agreement with Edge and/or the Successor Corporation, including, without limitation, any employment agreement, then the terms of this Section 6.07 shall control the scope and duration of such obligations.

     6.08 Non-Competition. In connection with and in consideration for the
          ---------------
Merger Consideration to be received pursuant to the terms of this Agreement, each Visionary Shareholder hereby agrees that for the duration of the Post-Closing Period such Visionary Shareholder will not, without the prior written consent of Edge, directly or indirectly, alone or for his own account, or as owner, partner, investor, member, trustee, officer, director, shareholder, employee, consultant, distributor, advisor, representative or agent of any partnership, joint venture, corporation, trust, or other business organization or entity engage in any business or activity within a 100 mile radius of the municipal boundaries of Dallas, Texas if such business or activity relates to the business of, or involves the provision of services or products which directly or indirectly competes with the business of, Visionary, as now conducted or as may be conducted in the future. To the extent that any Visionary Shareholder has obligations similar to those outlined in this Section 6.08 in any other agreement with Edge and/or the Successor Corporation (including, without limitation, any employment agreement) then the terms of this Section
6.08 shall control the scope and duration of such obligations.

     6.09 Non-Solicitation of Employees and Consultants; Non-Solicitation of
          ------------------------------------------------------------------
Clients.
-------

          (a) In connection with and in consideration for the Merger Consideration to be received pursuant to the terms of this Agreement, each Visionary Shareholder hereby agrees that for the duration of the Post-Closing Period such Visionary Shareholder will not, without the prior written consent of Edge, recruit, hire, solicit, or attempt to recruit, hire or solicit, directly or by assisting others, any employees or consultants employed by or associated with Visionary, nor shall he contact or communicate with any employees or consultants of Visionary for the purpose of inducing employees or consultants to terminate their employment or association with Visionary. For purposes of this covenant, "employees or

AGREEMENT AND PLAN OF MERGER - Page 33
     consultants" shall refer to permanent employees, temporary employees, or consultants who were employed by, doing business with, or associated with Visionary within six (6) months of the time of the attempted recruiting, hiring or solicitation.

          (b) In connection with and in consideration for the Merger Consideration to be received pursuant to the terms of this Agreement, each Visionary Shareholder hereby agrees that for the duration of the Post-Closing Period such Visionary Shareholder will not, without the prior written consent of Edge, directly or indirectly, alone or for his own account, or as owner, partner, investor, member, trustee, officer, director, shareholder, employee, consultant, distributor, advisor, representative or agent of any partnership, joint venture, corporation, trust, or other business organization or entity, contact, solicit, or seek to divert the business or patronage of any person, association, corporation, or other business organization or entity with whom or which either Edge, Visionary, and/or the Successor Corporation had a business relationship, including, without limitation a customer, client, supplier, or vendor relationship, within the period six months before the Closing Date or will have during the Post-Closing Period.

          (c) To the extent that any Visionary Shareholder has obligations similar to those outlined in this Section 6.09 in any other agreement with Edge and/or the Successor Corporation (including, without limitation, any employment agreement) then the terms of this Section 6.09 shall control the scope and duration of such obligations.

     6.10 Continuation of Certain Lease Obligations. After the Effective Time,
          -----------------------------------------
Edge will cause the Surviving Corporation to continue and maintain the following lease obligations until the expiration of the current term of each lease in effect as of the Closing Date, without giving effect to any automatic renewals provisions that may be contained in the terms of such lease:

          (a) Lease for Mercedes CLK automobile for use by the employees of the Company; and

          (b) Lease for BMW 740i automobile for use by Peter Gurian (including up to a $500 payment for excess usage charges, if any, that may be due and owing upon the expiration of the lease).

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.01 Governing Law; Specific Performance; Dispute Resolution. The laws of
          -------------------------------------------------------
the State of Texas (without regard to its choice of law principles that might apply the law of another jurisdiction) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties. Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments and other remedies at law would be inadequate in the case of any breach of the covenants contained herein and each party agrees that any other party shall be entitled to equitable relief, including the remedy of specific performance, without posting of bond or other security, with respect to any breach or attempted breach of such covenants. Any dispute hereunder ("Dispute")
                                                                      -------
shall be settled by

AGREEMENT AND PLAN OF MERGER - Page 34
arbitration in Dallas, Texas and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events, these
              ---------
arbitration provisions shall govern over any conflicting rules that may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute.

          (a) Compensation of Arbitrator. Any such arbitration will be conducted
              --------------------------
     before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon a reasonable hourly or daily consulting rate for the arbitrator if the parties are not able to agree upon his or her rate of compensation.

          (b) Selection of Arbitrator. The American Arbitration Association will
              -----------------------
     have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with Texas contract law and experienced in mergers and acquisitions; provided, however, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. If the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

          (c) Payment of Costs. Edge and the Visionary Shareholders will each
              ----------------
     pay 50% of the initial compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the prevailing party in any arbitration will be entitled to an award of attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the non-prevailing party, and the arbitrator will be authorized to make such determinations.

          (d) Burden of Proof. For any Dispute submitted to arbitration, the
              ---------------
     burden of proof will be as it would be if the claim were litigated in a Texas judicial proceeding.

          (e) Award. Upon the conclusion of any arbitration proceedings
              -----
     hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

          (f) Terms of Arbitration. The arbitrator chosen in accordance with
              --------------------
     these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

AGREEMENT AND PLAN OF MERGER - Page 35

          (g) Exclusive Remedy. Except as specifically otherwise provided in
              ----------------
     this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement.

     7.02 Assignment; Binding Upon Successors and Assigns. No party may assign
          -----------------------------------------------
any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     7.03 Severability. If any provision of this Agreement, or the application
          ------------
thereof, is for any reason held to any extent to be invalid or unenforceable, then the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such unenforceable provision of this Agreement with valid and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provisions.

     7.04 Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories. This Agreement may be executed by facsimile signature.

     7.05 Other Remedies. Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     7.06 Amendment and Waivers. Any term or provision of this Agreement may be
          ---------------------
amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default of any succeeding breach or default. This Agreement may be amended by the parties at any time.

     7.07 No Waiver. The failure of any party to enforce any of the provisions
          ---------
hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provisions on any other occasion.

     7.08 Expenses. Unless otherwise provided in the Agreement, each party will
          --------
bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby; provided, however, that Visionary will not incur, in connection with the Merger and the related transactions contemplated hereby, expenses for fees and expenses of lawyers, accountants and

AGREEMENT AND PLAN OF MERGER - Page 36
other professionals in excess of $24,000 for the period of time from the December 31,2001 until the Closing Date, unless any such fees or expenses are paid by the Visionary Shareholders on or before the Closing Date.

     7.09 Notices. Any notice or other communication required or permitted to be
          -------
given under this Agreement will be in writing, will be delivered personally or by facsimile, mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

               (i)  If to Edge :

                    Edge Technology Group, Inc.
                    6611 Hillcrest, No. 223
                    Dallas, Texas 75205
                    Attention:  Graham C. Beachum II

                    with a copy, which does not constitute notice, to:

                    Arter & Hadden LLP
                    1717 Main Street, Suite 4100
                    Dallas, Texas 75201
                    Attention:  Victor B. Zanetti, Esq.
                    Phone:  (214) 761-4475
                    Fax:  (214) 741-7139

               (ii) If to Visionary or the Visionary Shareholders:

                    The Visionary Group, Inc.
                    12222 Merit Drive, Suite 910
                    Dallas, Texas 75251
                    Attention: Peter Gurian
                    Phone: (972) 770-4520
                    Fax: (972) 770-4530

                    with a copy, which does not constitute notice, to:

                    Holman Robertson Eldridge, PC
                    5949 Sherry Lane, Suite 1700
                    Dallas, Texas 75225
                    Attention: Robert Solomon
                    Phone: (214) 361-9494
                    Fax: (214) 691-2109


AGREEMENT AND PLAN OF MERGER - Page 37
or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 7.09.

     7.10 Construction of Agreement; Knowledge. The language hereof will not be
          ------------------------------------
construed for or against either party. A reference to a section, schedule or exhibit refers to a section in, or a schedule or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. References in this Agreement to the knowledge of Visionary (or similar phrases) refer to the actual knowledge of any one or more of the officers and directors of Visionary and any of the Visionary Shareholders, each after due inquiry of its internal records or publicly available information; references in this Agreement to the knowledge of Edge (or similar phrases) refer to the actual knowledge of Graham C. Beachum, II, President and Chief Executive Officer, or David N. Pilotte, Executive Vice President and Chief Financial Officer, after due inquiry of its internal records or publicly available information.

     7.11 No Joint Venture. Nothing contained in this Agreement will be deemed
          ----------------
or construed as creating a joint venture or partnership among the parties. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. Except as provided in Section 6.02(c), no party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section 7.11.

     7.12 Further Assurances. Each party agrees to cooperate fully with the
          ------------------
other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

     7.13 Absence of Third Party Beneficiary Rights. No provisions of this
          -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely among the parties to this Agreement.

     7.14 Public Announcement. Edge and Visionary will issue a press release
          -------------------
approved by both parties announcing the Merger as soon as practicable following the execution of this Agreement; provided, however, that Edge may make such press releases or other public filings or announcements without the approval of the other parties hereto upon the determination of Edge's counsel that such action is necessary to comply with any relevant laws related thereto.

     7.15 Confidentiality.
          ---------------

          (a) Except as expressly authorized by Edge in writing, Visionary and each Visionary Shareholder will not directly or indirectly divulge to any person or entity or use

AGREEMENT AND PLAN OF MERGER - Page 38
     any Edge Confidential Information, except as required for the performance of its duties under this Agreement. As used herein, "Edge Confidential
                                                          -----------------
     Information" consists of:
     -----------

               (i) Any information designated by Edge as confidential whether developed by Edge or disclosed to Edge by a third party;

               (ii) The source code to any Edge software, and any trade secrets relating to any of the foregoing; and

               (iii) Any information relating to Edge's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research development or know-how.

          (b) Neither Edge nor Visionary shall divulge the terms and conditions of this Agreement, except as disclosed in accordance with Section 7.14, as necessary to effect the terms and conditions of this Agreement, or as otherwise required by law.

          (c) The foregoing restriction will apply to information about a party whether or not it was obtained from such party's employees, acquired or developed by the other party during such other party's performance under this Agreement, or otherwise learned. The foregoing restrictions will not apply to information that:

               (i) Has become publicly known through no wrongful act of the receiving party;

               (ii) Has been rightfully received from a third party authorized by the party which is the owner, creator or compiler to make such disclosure without restriction;

               (iii) Has been approved or released by written authorization of the party which is the owner, creator or compiler; or

               (iv) Is being or has therefore been disclosed pursuant to a valid court order after a reasonable attempt has been made to notify the party which is the owner, creator or compiler.

     7.16 Entire Agreement. This Agreement, the schedules and exhibits hereto
          ----------------
constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, among the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

                            [Signature Page Follows]

AGREEMENT AND PLAN OF MERGER - Page 39

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EDGE TECHNOLOGY GROUP, INC.                         THE VISIONARY GROUP, INC.


By:    /s/ Graham C. Beachum, II                By:    /s/ Peter Gurian
       -------------------------------------           -------------------------
Name:  Graham C. Beachum, II                    Name:  Peter Gurian
Title: President and Chief Executive Officer    Title: President


VISIONARY ACQUISITION CORP.


By:    /s/ Graham C. Beachum, II
       -------------------------------------
Name:  Graham C. Beachum, II
Title: President and Chief Executive Officer


THE VISIONARY GROUP, INC. SHAREHOLDERS:

/s/ Peter Gurian
-------------------------
Peter Gurian

/s/ Lindsay L. Purvis
-------------------------
Lindsay L. Purvis





AGREEMENT AND PLAN OF MERGER - Page 40